PRELIMINARY MATERIALS

Preliminary Form of Proxy Card

Exhibit 99.3

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

You can vote by Internet or telephone|
Available 24 hours a day, 7 days a week|

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on the business day prior to the annual general meeting

Vote by Internet

•     Log on to the Internet and go to www.investorvote.com/IPCR

•     Follow the steps outlined on the secured website.

Vote by telephone

•     Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•     Follow the instructions provided by the recorded message.

Annual General Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR all the Proposals.

		For	Against	Abstain			For	Against	Abstain
Proposal 1.	To approve an amendment to IPC’s bye-laws effective as of the effective time of the amalgamation to increase the maximum number of directors on IPC’s board of directors from nine to twelve, pursuant to the amalgamation agreement.	☐	☐	☐	Proposal 2.	To approve an amendment to IPC’s bye-laws effective as of the effective time of the amalgamation to modify the indemnity provisions, pursuant to the amalgamation agreement.	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
Proposal 3.	To approve an amendment to IPC’s bye-laws effective as of the effective time of the amalgamation to add provisions regarding advance notice of shareholder nominees for director and other shareholder proposals, pursuant to the amalgamation agreement.	☐	☐	☐	Proposal 4.	To approve an amendment to IPC’s bye-laws effective as of the effective time of the amalgamation to remove provisions for alternate directors and to remove the provision permitting cumulative voting in the election of directors, pursuant to the amalgamation agreement.	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
Proposal 5.	To approve an amendment to IPC’s bye-laws effective as of the effective time of the amalgamation to add certain conditions to the conduct of director meetings, pursuant to the amalgamation agreement.	☐	☐	☐	Proposal 6.	To approve, effective as of the effective time of the amalgamation, the increase in IPC’s authorized share capital from $1,850,000 to $2,350,000 by the creation of an additional 50,000,000 common shares, par value $0.01 per share, ranking pari passu with the existing common shares of IPC, pursuant to the amalgamation agreement.	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
Proposal 7.	To approve a change in IPC’s name effective as of the effective time of the amalgamation to “Max Capital Group Ltd.” pursuant to the amalgamation agreement.	☐	☐	☐	Proposal 8.	To approve the issuance of common shares pursuant to the amalgamation agreement.	☐	☐	☐

Proposal 9.

A. To elect six directors of IPC to hold office from the close of the IPC meeting until IPC’s next annual general meeting of shareholders or until their successors are elected or appointed or their office otherwise vacated.

	For	Withhold		For	Withhold
01 Kenneth L. Hammond	☐	☐	02 Mark R. Bridges	☐	☐

	For	Withhold		For	Withhold
03 Michael J. Cascio	☐	☐	04 Peter S. Christie	☐	☐

	For	Withhold		For	Withhold
05 L. Anthony Joaquin	☐	☐	06 Antony P. D. Lancaster	☐	☐
B. To elect six of the 12 directors of the combined entity effective as of the effective time of the amalgamation, pursuant to the amalgamation agreement.

	For	Withhold		For	Withhold
07 W. Marston Becker	☐	☐	08 Gordon F. Cheesbrough	☐	☐

	For	Withhold		For	Withhold
09 K. Bruce Connell	☐	☐	10 Willis T. King, Jr.	☐	☐

	For	Withhold		For	Withhold
11 Mario P. Torsiello	☐	☐	12 James L. Zech	☐	☐

To cumulate votes, place the number of votes for a director on the line next to such director’s name.

		For	Against	Abstain			For	Against	Abstain
Proposal 10.	To approve a revised plan of remuneration for the combined entity’s board of directors effective as of the effective time of the amalgamation.	☐	☐	☐	Proposal 11.	To appoint KPMG as IPC’s independent auditors until the close of the next annual general meeting and to authorize the audit committee of IPC’s board of directors to set the compensation of such independent auditors.	☐	☐	☐
		For	Against	Abstain
Proposal 12.	To approve an adjournment of the meeting for the solicitation of additional proxies, if necessary, in favor of any of the above proposals.	☐	☐	☐

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM

PORTION IN THE ENCLOSED ENVELOPE.

Proxy – IPC Holdings, Ltd.

Meeting Details

Proxy Solicited by board of directors of IPC Holdings, Ltd. (the “Company”) in connection with the Company’s annual general meeting of shareholders to be held on —, 2009 (the “Annual General Meeting”) at the American

International Building, 29 Richmond Road, Pembroke, Bermuda

The undersigned shareholder of the Company hereby appoints Kenneth L. Hammond or, failing him, James P. Bryce, as proxy, each with the power to appoint his substitute, and authorizes them to represent and vote as designated herein, all of the common shares, par value $0.01 per share, of the Company (“Common Shares”) held of record on April 28, 2009 by the undersigned shareholder of the Company at the Annual General Meeting, and at any adjournment or postponement thereof, with respect to the matters listed on this Proxy. Shareholders have the right to vote cumulatively on Proposal 9, and, unless directed otherwise, this proxy shall grant discretionary authority to the herein named proxies or their substitutes to vote cumulatively and to allocate votes among the nominees named in Proposal 9. The shares represented by this proxy will not be cumulated with respect to any nominee for whom the authority to vote has been withheld. In their discretion, the proxies are authorized to vote such Common Shares upon such other business as may properly come before the Annual General Meeting.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

THE SUBMISSION OF THIS PROXY, IF PROPERLY EXECUTED, REVOKES ALL PRIOR PROXIES.

IF THIS PROXY IS EXECUTED AND RETURNED BUT NO INDICATION IS MADE AS TO WHAT ACTION IS TO BE TAKEN, IT WILL BE DEEMED TO CONSTITUTE A VOTE FOR EACH OF THE NOMINEES AND EACH OF THE PROPOSALS SET FORTH ON THE REVERSE OF THIS PROXY.

B Non-Voting Items

Change of Address — Please print your new address below.	Email — If you wish to add an email address to your account, please print below.

C Authorized Signatures — This section must be completed for your vote to be counted. Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.